THE
                                            SCUDDER
                                            FLEXI-PLAN
                                            ---------------------
Plan Document
                                            A profit sharing plan and
                                            money purchase pension
                                            plan

                                            SCUDDER
                                            SERVING INVESTORS SINCE 1919

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                             SCUDDER PROTOTYPE PLAN
                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1   Introduction ..................................................   2
SECTION 2   Definitions ...................................................   2
SECTION 3   Eligibility ...................................................   3
SECTION 4   Contributions .................................................   3
SECTION 5   Code Section 415 Limitations on Allocations ...................   4
SECTION 6   Time and Manner of Making Contributions .......................   6
SECTION 7   Vesting .......................................................   6
SECTION 8   Distribution Upon Death .......................................   6
SECTION 9   Other Distributions ...........................................   6
SECTION 10  Loans .........................................................   7
SECTION 11  Trust Provisions ..............................................   7
SECTION 12  Administration ................................................   9
SECTION 13  Fees and Expenses .............................................   9
SECTION 14  Benefit Recipient Incompetent or Difficult to
             Ascertain or Locate ..........................................   9
SECTION 15  Designation of Beneficiary ....................................   9
SECTION 16  Spendthrift Provision .........................................  10
SECTION 17  Necessity of Qualification ....................................  10
SECTION 18  Amendment or Termination ......................................  10
SECTION 19  Transfers .....................................................  10
SECTION 20  Owner-Employee Provisions .....................................  10
SECTION 21  Top-Heavy Provisions ..........................................  10
SECTION 22  Waiver of Minimum Funding Standard ............................  11
SECTION 23  Miscellaneous .................................................  12


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                             SCUDDER PROTOTYPE PLAN

SECTION 1.
INTRODUCTION

     The Employer has established this Plan (the "Plan"), consisting of the Adoption Agreement and the following provisions (the "Prototype Plan") for the exclusive benefit of its Employees and their Beneficiaries.

SECTION 2.
DEFINITIONS

     Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates a contrary meaning. The singular herein shall include the plural, and vice versa, and the masculine gender shall include the feminine gender, and vice versa, where the context requires.

     2.1 "Account" shall mean the Trust assets held by the Trustee for the benefit of a Participant, which shall be the sum of the Participant's Employer Contribution Account, Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account and Rollover Account.

     2.2 "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     2.3 "Administrator" shall mean the person or persons specified in Section 12.1.

     2.4 "Adoption Agreement" shall mean the agreement by which the Employer has most recently adopted or amended the Plan.

     2.5 "Beneficiary" shall mean any person or legal representative entitled to receive benefits on or after the death of a Participant.

     2.6 "Code" shall mean the Internal Revenue Code of 1954, as amended. Reference to a section of the Code shall include any comparable section or sections of future legislation that amends, supplements or supersedes such section.

     2.7 "Compensation" shall mean the amount paid during the Plan Year by the Employer to the Employee for services rendered while a Participant, as reportable to the Federal Government for the purpose of withholding Federal income taxes, but not including amounts attributable to any category specified in the Adoption Agreement. If so specified in the Adoption Agreement, Compensation shall also mean amounts paid to the Employee for services rendered for the entire Plan Year in which an Employee became a Participant whether or not such an Employee was a Participant for the entire Plan Year. In the case of a Self-Employed Individual, the above determination of Compensation shall be made on the basis of the Self-Employed Individual's Earned Income. Notwithstanding the previous sentence, for the purposes of the limitations imposed by Section 4.1(a)(i)(B) below, Compensation of a Self-Employed Individual shall be determined on the basis of the Self-Employed Individual's Earned Income determined in accordance with the rules provided by Code Section 404(a)(8)(D).

     2.8 "Current or Accumulated Earnings and Profits" of an Employer other than a sole-proprietorship or partnership shall mean the Employer's current or accumulated earnings and profits, as determined on the basis of the Employer's books of account in accordance with generally accepted accounting practices, without any deductions for Employer Contributions under the Plan (or any other qualified plan) for the current Year or for income taxes for the current Year, and without regard to the Employer's election to be taxed as a small business corporation, if it has so elected. If the Employer is a sole-proprietorship or partnership, "Current or Accumulated Earnings and Profits" shall mean the net income of such Employer before deduction for income taxes and contributions made hereunder.

     2.9 "Deductible Voluntary Contribution Account" shall mean the separate account maintained pursuant to Section 6.3(c) hereof for the Deductible Voluntary Contributions made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.10 "Deductible Voluntary Contributions" shall mean the contributions made by Participants in accordance with Section 4.2 hereof, which respective contributing Participants designate as "Deductible Voluntary Contributions" at the time of contribution, and which comply with the requirements of Code Section 219.

     2.11 "Designated Investment Company" shall mean a regulated investment company for which Scudder, Stevens & Clark, its successor or any of its affiliates, acts as investment adviser and which is designated by Scudder Fund Distributors, Inc. or its successors, as eligible for investment under the Plan.

     2.12 "Designation of Beneficiary" or "Designation" shall mean the document executed by a Participant under Section 15.

     2.13 "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of 12 months or more, as certified by a licensed physician selected by the Participant and approved by the Employer.

     2.14 "Distributee" shall mean the Beneficiary or other person entitled to receive the undistributed portion of the Participant's Account under Section 8 because of death or under Section 14 because of incompetency or inability to ascertain or locate such individual.

     2.15 "Distributor" shall mean Scudder Fund Distributors, Inc. or its successor.

     2.16 "Earned Income" shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the Owner-Employee or Self-Employed Individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan, including this Plan, to the extent deductible under Code Section 404.

     2.17 "Effective Date" shall mean the date specified by the Employer in the Adoption Agreement.

     2.18 "Employee" shall mean an individual who performs services in the business of the Employer in any capacity except for, (a) if specified in the Adoption Agreement, non-resident aliens who receive no earned income from United States sources (as described in Code Section 410(b)(3)(C)), (b) if specified in the Adoption Agreement, individuals who are covered by a collective bargaining contract between the Employer and a recognized bargaining agent, if contract negotiations considered retirement benefits in good faith and unless such contract specifically provides for participation in the Plan, and (c) such other individuals as are excluded under the Adoption Agreement.

     2.19 "Employer" shall mean the organization or other entity named as such in the Adoption Agreement and any successor organization or entity which adopts the Plan. Any two or more organizations or entities which are "related businesses" within the meaning of Section 3.6 hereof may adopt and maintain the plan as a single Plan.

     2.20 "Employer Contribution Account" shall mean the separate account maintained pursuant to Section 6.3(a) hereof for the Employer Contributions allocated to a Participant and the income, expenses, gains and losses attributable thereto.

     2.21 "Employer Contributions" shall mean the contributions made by the Employer in accordance with Section 4.1 hereof.

     2.22 "Hour of Service" shall mean:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (C). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as Service of the Employer. Where the Employer does not maintain the plan of a predecessor employer, employment by a predecessor employer, upon the written election of the Employer made in a uniform and non-discriminatory manner, shall be treated as Service for the Employer.

     2.23 "Integration Level" for a Plan Year shall mean the lesser of the Social Security Wage Base or the dollar amount specified in the Adoption Agreement.

     2.24 "Integration Rate" for a Plan Year shall mean the lesser of the OASDI Rate or the rate specified in the Adoption Agreement.

     2.25 "Loan Trustee" shall mean the Trustee or, if the Employer has specified otherwise in the Adoption Agreement, the individual or individuals so appointed to act as trustee solely for the purpose of administering the provisions of Section 10 and holding the Trust assets to the extent that they are invested in loans pursuant to such Section.

     2.26 "Nondeductible Voluntary Contribution Account" shall mean the separate account maintained pursuant to the Section 6.3(b) hereof for Nondeductible Voluntary Contributions made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.27 "Nondeductible Voluntary Contributions" shall mean all Contributions by Participants which are not Deductible Voluntary Contributions, Rollover Contributions, or contributions of accumulated deductible employee contributions made pursuant to Section 4.2(b)(vi) hereof.

     2.28 "Normal Retirement Date" or "Normal Retirement Age" shall mean the earlier of (a) the date selected by the Employer in the Adoption Agreement or,
(b) if the Employer enforces a mandatory retirement age, the first day of the month in which the Participant reaches such age.

     2.29 "OASDI Rate" for a Plan Year shall mean the tax rate applicable, on the first day of the Plan Year, to employer contributions for old age, survivors, and disability insurance under the Social Security Act.

     2.30 "One-Year Break in Service" shall mean a 12-consecutive-month period in which an Employee does not complete more than 500 Hours of Service unless the number of Hours of Service specified in the Adoption Agreement for purposes of determining a Year of Service is less than 501, in which case a 12-consecutive-month period in which an Employee has fewer than that number of Hours of Service shall be a One-Year Break in Service. The computation period over which One-Year Breaks in Service shall be measured shall be the same computation period over which Years of Service are measured as selected in the Adoption Agreement.

     2.31 "Owner-Employee" shall mean an Employee who is a sole proprietor adopting this Plan as the Employer, or who is a partner owning more than 10% of either the capital or profits interest of a partnership adopting this Plan as the Employer.

     2.32 "Participant" shall mean an Employee who is eligible to participate in the Plan under Section 3 and who has not, since becoming a Participant, died, retired, otherwise terminated employment with the Employer or transferred from an eligible class to a class of Employees ineligible to participate in the Plan.

     2.33 "Plan" shall mean the Prototype Plan and Adoption Agreement.

     2.34 "Plan Year" shall mean the fiscal year of the Employer or a different 12-consecutive-month period as specified in the Adoption Agreement.

     2.35 "Prototype Plan" shall mean these Sections 1-23.

     2.36 "Rollover Account" shall mean the separate account maintained pursuant to Section 6.3(d) hereof for any Rollover Contributions (as described in Section


2
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4.3 hereof) made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.37 "Rollover Contributions" shall mean contributions made to the Trust by Participants in accordance with Section 4.3 hereof.

     2.38 "Self-Employed Individual" shall mean an Employee who has Earned Income for the Plan Year from the trade or business for which the Plan is established, or an individual who would have had Earned Income but for the fact that the trade or business had no Current or Accumulated Earnings and Profits for the Plan Year.

     2.39 "Service" shall mean employment by the Employer and, if the Employer is maintaining the plan of a predecessor employer, or if the Employer is not maintaining the plan of a predecessor employer but has so elected in the manner described in Section 2.22 above, employment by such predecessor employer.

     2.40 "Social Security Wage Base" for a Plan Year means the maximum amount of annual earnings which may be considered wages under Code Section 3121(a)(1) as in effect on the first day of such Plan Year.

     2.41 "Sponsor" shall mean any of the organizations (a) which have requested a favorable opinion letter from the National Office of the Internal Revenue Service for this Plan or (b) to which a favorable opinion letter for this Plan has been issued by the National Office of the Internal Revenue Service.

     2.42 "Trust" shall mean the trust established under Section 11 of this Plan for investment of Trust assets.

     2.43 "Trust Fund" shall mean the contribution to the Trust and any assets into which such contributions shall be invested or reinvested in accordance with Sections 11.1 and 11.3 of this Plan.

     2.44 "Trustee" shall mean the person or persons, including any successor or successors thereto, named in the Adoption Agreement to act as trustee of the Trust and hold the Trust assets in accordance with Section 11 hereof.

     2.45 "Valuation Date" shall mean the last day of each Plan Year.

     2.46 "Vesting Years" shall be measured on the 12-consecutive-month period specified in the Adoption Agreement. A Participant will have a Vesting Year during such computation period only if the Participant completes the number of Hours of Service selected in the Adoption Agreement for purposes of computing a Year of Service or, if so specified in the Adoption Agreement, the Participant will have a Vesting Year for each Plan Year for which the Participant shares in the allocation of Employer Contributions for the Plan Year. However, when determining Vesting Years, unless the Employer has otherwise specified in the Adoption Agreement, there shall be excluded: (a) if this Plan is a continuation of an earlier plan which would have disregarded such service, Service before the first Plan Year to which the Act is applicable; (b) Service after a One-Year Break in Service (but this exclusion shall apply only for the purpose of computing the vested percentage of Employer Contributions made before such break); (c) Service before a One-Year Break in Service, if the Participant had no vested interest at the time of such break and the number of consecutive One-Year Breaks in Service equals or exceeds the number of Vesting Year before such break without counting Vesting Years excluded by an earlier application of this provision; (d) Service before the first Plan Year in which the Participant attained age 22; (e) Service before the Employer maintained this Plan or a predecessor plan; and (f) Service before January 1, 1971, unless the Participant has completed at least 3 Vesting Years after December 31, 1970.

     2.47 "Year" shall mean the fiscal year of the Employer.

     2.48 "Year of Service" shall mean a 12-consecutive-month period, beginning on an Employee's initial date of employment or an anniversary thereof during which the Employee completes the number of Hours of Service specified in the Adoption Agreement. The initial date of employment is the first day on which the Employee performs an Hour of Service.

SECTION 3.
ELIGIBILITY

     3.1 Entry. Each Employee of the Employer, who on the Effective Date of this Plan meets the conditions specified in the Adoption Agreement, shall become eligible to participate in the Plan commencing with the Effective Date. Each other Employee of the Employer, including future Employees, shall become eligible to participate in the Plan when the eligibility requirements specified in the Adoption Agreement are met.

     3.2 Interrupted Service. All Years of Service with the Employer are counted towards eligibility except the following:

     (a) If the Employer has specified in the Adoption Agreement that more than one Year of Service is required before becoming a Participant, and if the individual has a One-Year Break in Service before satisfying the Plan's eligibility requirements, Service before such break will not be taken into account.

     (b) In the case of a Participant who does not have any nonforfeitable right to the Employer Contribution Account, Years of Service before a One-Year Break in Service will not be taken into account in computing Years of Service for purposes of eligibility if the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate number of such Years of Service before such break. Such aggregate number of Years of Service before such break will not include any Years of Service disregarded under this Section by reason of a prior break in service.

     3.3 Reentry. If a former Participant either (a) had a nonforfeitable right to all or a portion of his or her Employer Contribution Account at the time of termination from Service or (b) did not have any nonforfeitable right to his or her Employer Contribution Account but does not have Service prior to the break in Service disregarded by operation of Section 3.2(b) hereof, such former Participant shall become a Participant immediately upon return to the employ of the Employer as a member of an eligible class of Employees.

     3.4 Transfer to Eligible Class. In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he or she been a member of an eligible class throughout the period of employ with the Employer.

     3.5 Determination by Administrator. Eligibility shall be determined by the Administrator and the Administrator shall notify each Employee upon his or her admission as a Participant in the Plan.

     3.6 Related Businesses. If the Employer is a member of (a) a controlled group of corporations (as defined under Code Section 414(b)), (b) group of trades or businesses (whether or not incorporated) which are under common control (as defined under Code Section 414(c)), or (c) an affiliated service group (as defined under Code Section 414(m)), all service of an Employee for any member of such a group shall be treated as if it were Service for the Employer for purposes of the eligibility requirements of the Adoption Agreement and this
Section 3.

     In addition, all service for any individual who is considered a leased employee of the Employer under Code Section 414(n) shall be treated as if it were Service for the Employer for purposes of the eligibility requirements of the Adoption Agreement and this Section 3. However, qualified plan contributions or benefits provided by the leasing organization which are attributable to Services performed for the Employer shall be treated as provided by the Employer. The provisions of this paragraph shall not apply to any leased employee if such employee is covered by a money purchase pension plan maintained by the leasing organization providing: (a) a non-integrated employer contribution rate of at least 7-1/2% of compensation, (b) immediate participation, and (c) full and immediate vesting. For purposes of this section 3.6, the term "leased employee" means any person who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least 1 year and such services are of a type historically performed by employees in the business field of the Employer.

SECTION 4.
CONTRIBUTIONS

     4.1 Employer Contributions and Allocation.

     (a) Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan, the following provisions shall apply:

     (i) Contribution. Beginning in the Plan Year in which the Plan is adopted, and for each Plan Year thereafter, the Employer will contribute the amount determined by it, in its discretion, for the Plan Year in question; provided, however, that such Employer Contributions may not exceed the lesser of (A) the Employer's Current or Accumulated Earnings and Profits for the Plan Year or (B) 15% (or such larger percentage as may be permitted by the Code as a current deduction to the Employer with respect to any Plan Year) of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid to, or accrued by the Employer for, Participants for that Plan Year plus any unused credit carryovers from previous Plan Years. For this purpose, a "credit carryover" is the amount by which Employer Contributions for a previous Plan Year was less than 15% of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid or accrued by the Employer to Participants for such Plan Year, but such unused credit carryover shall in no event permit the Employer Contributions for a Plan Year to exceed 25% (or such larger percentage as may be permitted by the Code as a deduction to the Employer) of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid or accrued by the Employer to Participants for the Plan Year in question.

     (ii) Allocation Under Non-Integrated, Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan under which allocations shall be made on a non-integrated basis, Employer Contributions, plus any forfeitures under Section 7.3, for a Plan Year shall be allocated according to the provisions of this subsection (ii) as of the Valuation Date for such Plan Year. Unless the Employer has specified otherwise in the Adoption Agreement, such amount shall be allocated among the Employer Contribution Accounts of all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to share in the allocation of Employer Contributions and forfeitures for a Plan Year in which the Plan is not Top Heavy, Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not share in the allocation. If the Employer has so specified in the Adoption Agreement, Employer Contributions and forfeitures shall be allocated only among otherwise entitled Participants who are employed by the Employer on such Valuation Date. Employer Contributions and forfeitures shall be allocated to Participants entitled to share in the allocation of Employer Contributions and forfeitures for that Plan Year in proportion to their Compensation for such Plan Year.

     (iii) Allocation Under Integrated, Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan under which allocations shall be made on an integrated basis, Employer Contributions, plus any forfeitures under
Section 7.3, for a Plan Year shall be allocated according to the provisions of this subsection (iii) as of the Valuation Date for such Plan Year. Unless the Employer has specified otherwise in the Adoption Agreement, such amount shall be allocated among all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to share in the allocation of Employer Contributions and forfeitures for a Plan Year in which the Plan is not Top Heavy, Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not share in the allocation. If the Employer has so specified in the Adoption Agreement, Employer Contributions and forfeitures shall be allocated only among otherwise entitled Participants who are employed by the Employer on such Valuation Date. Employer Contributions and forfeitures shall be allocated to Participants


                                                                               3

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entitled to share in the allocation of Employer Contributions and forfeitures for that Plan Year as follows:

          (A) First, Employer Contributions and forfeitures will be allocated to the Employer Contribution Account of each Participant entitled to share in the allocation of such amounts in the ratio that each such Participant's Compensation for the Plan Year in excess of the Integration Level bears to the Compensation in excess of the Integration Level for all such Participants, provided that the amount so credited to any such Participant's Employer Contribution Account for the Plan Year shall not exceed the product of the Integration Rate times the Participant's Compensation in excess of the Integration Level.

          (B) Next, any remaining Employer Contributions or forfeitures will be allocated to the Employer Contribution Accounts of all Participants entitled to share in the allocation of the Employer Contributions for the Plan Year in the ratio that each such Participant's Compensation for the Plan Year bears to all such Participants' Compensation for that Plan Year.

     (b) Money Purchase Pension Plan. If the Employer has adopted this Plan as a money purchase pension plan, the Employer will, beginning for the Plan Year in which the Plan is adopted, and for each Plan year thereafter, contribute, for allocation to the Employer Contribution Account of each Participant entitled to share in the allocation of Employer Contributions, the amount specified in the Adoption Agreement reduced by any forfeitures arising during the preceding Plan Year pursuant to Section 7.3 hereafter.

          (i) Employer has specified otherwise in the Adoption Agreement, the amount of the Employer Contribution shall be calculated on the basis of the Compensation of all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to receive an Employer Contribution in a Plan Year in which the Plan is not Top Heavy, Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not be considered when calculating the amount of the Employer Contribution. If the Employer has so specified in the Adoption Agreement, only Participants who are employed by the Employer on such Valuation Date and who are otherwise entitled to receive an allocation shall be considered when calculating the amount of the Employer Contribution. Employer Contributions shall be allocated to the Employer Contribution Accounts of only those Participants who were included in the calculation of the amount of the Employer Contribution.

          (ii) To the extent that the Employer Contribution for a Plan Year is reduced by forfeitures, such forfeitures shall be added to such Employer Contribution and allocated as a part thereof.

          (iii) Any excess forfeitures not allocated pursuant to this Section 4.1(b) shall be carried over to future Plan Years.

     4.2 Participant Contributions. If, in the Adoption Agreement, the Employer has specified that Participants may make either Deductible Voluntary Contributions or Nondeductible Voluntary Contributions, or both, a Participant may make such permitted contributions to his or her Account; provided, however, that a Participant's right to make such contribution(s) shall be subject to the conditions and limitations specified below.

     (a) The following conditions and limitations shall apply if the Employer has specified that Participants may make Nondeductible Voluntary Contributions:

          (i) The aggregate amount of a Participant's Nondeductible Voluntary Contributions, plus any nondeductible voluntary contributions he or she makes under any other qualified retirement plan maintained by the Employer, shall not exceed 10% of his or her Compensation (disregarding any exclusions from Compensation specified by the Employer in the Adoption Agreement) for the period in which he or she has been a Participant in the Plan.

          (ii) The aggregate amount of a Participant's Nondeductible Voluntary Contributions shall not cause the Annual Addition (as defined in Section 5.5(a) hereof) to his or her Account to exceed the limitations set forth in
     Section 5.

          (iii) A Participant's Nondeductible Voluntary Contributions shall be allocated to his or her Nondeductible Voluntary Contribution Account under
     Section 6.3 hereof.

          (iv) A Participant's right to his or her Nondeductible Voluntary Contribution Account shall be nonforfeitable and the Participant may withdraw all or a portion of his or her Nondeductible Voluntary Contribution Account upon 30 days written notice to the Administrator.

     (b) The following conditions and limitations shall apply if the Employer has specified that Participants may make Deductible Voluntary Contributions:

          (i) The aggregate amount of a Participant's Deductible Voluntary Contributions in any calendar year may not exceed the lesser of (1) $2,000 or (2) the Participant's compensation for calendar year for which the contribution is made. Compensation for this purpose means all wages, salaries, earned income and other amounts received or derived from personal services actually rendered and includible in gross income, but does not include amounts derived from or received as earnings or profits from property or amounts received as a pension or annuity or as deferred compensation. This limitation applies to all the Participants' Deductible Voluntary Contributions made for the calendar year to all qualified retirement plans maintained by the Employer.

          (ii) A Participant may not make Deductible Voluntary Contributions for the calendar year in which he or she attains age 70-1/2 or any calendar year thereafter.

          (iii) A Deductible Voluntary Contribution will be considered contributed for the calendar year in which it is actually made. However, if a Participant makes a Deductible Voluntary Contribution on or before April 15, he or she may notify the Administrator at the time the Deductible Voluntary Contribution is made that it is made for the preceding calendar year. A Deductible Voluntary Contribution may only be made for a calendar year in which the Employee was a Participant, and in no event may a Deductible Voluntary Contribution be made by an Employer after he or she has ceased to be a Participant.

          (iv) A Participant's Deductible Voluntary Contributions shall be allocated to his or her Deductible Voluntary Contribution Account under
     Section 6.3 hereof.

          (v) A Participant's right to his or her Deductible Voluntary Contribution Account shall be nonforfeitable and the Participant may withdraw all or a portion of his or her Deductible Voluntary Contribution Account upon written application to the Administrator. However, if at the time the Participant receives the withdrawal, he or she has not attained age 59-1/2 and is not disabled, the Participant will be subject to a federal income tax penalty unless he or she rolls over the amount withdrawn to a qualified retirement plan or individual retirement plan within 60 days of the date he or she receives it.

          (vi) The Administrator may, in its discretion, accept accumulated deductible employee contributions (as defined in Code Section 72(o)(5)) that were distributed from a qualified retirement plan and rolled over pursuant to Code Sections 402(a)(5), 402(a)(7), 403(a)(4), or 408(d)(3).
     The rolled over amount will be added to the Participant's Deductible Voluntary Contribution Account, but will not be taken into account in applying the restrictions specified in Section 4.2(b)(i) and (ii) above. In no case may the Administrator authorize the Plan to accept rollovers of accumulated deductible employee contributions from a qualified plan under which the Participant was covered as a Self-Employed Individual.

     4.3 Rollover Contributions. The Administrator may, in its discretion, direct the Trustee to accept a Rollover Contribution upon the express request of the Participant wishing to make such Rollover Contribution, the same to be held, administered and distributed by the Trustee in accordance with the terms of this Plan, provided that the Trustee consents if the contribution includes property other than cash. A Rollover Contribution shall only be a contribution, comprised of money and/or property, which is a "rollover amount" within the meaning of Code Section 402(a)(5) or a "rollover contribution" within the meaning of Code
Section 408(d)(3)(A)(ii) (as modified by Code Section 408(d)(3)(C)with respect to which both of the following conditions are met:

     (a) The transfer of such amount is being made within 60 days of its receipt by the Participant and

     (b) No part of such amount is attributable to contributions made on behalf of the Participant while he or she was a Key Employee (as defined in Section 21.2(a) and applied to such other employer) in a Top-Heavy Plan (as defined in
Section 21.2(b) and applied to such other plan).

     All Rollover Contributions made under this Section 4.3 must be accepted by the Trustee within the 60-day period referred to in paragraph (a) above. A Participant's Rollover Contribution shall at no time be included in the computation of the maximum allocation to a Participant's Account as set forth in
Section 5 hereof. Each Rollover Contribution made by a Participant shall be allocated to his or her Rollover Account pursuant to Section 6.3(d) hereof. Such Rollover Account shall be invested by the Trustee as part of the Trust Fund, pursuant to Section 11 hereafter, except as it may be held in kind as permitted above. A Participant may withdraw all or a portion of his or her Rollover Account upon 30 days' written notice to the Administrator.

     4.4 Transfers from other Qualified Plans. The Administrator may, in its discretion, direct the Trustee to accept the transfer of any assets held for a Participant's benefit under a qualified retirement plan of a former employer of such Participant. Such a transfer shall be made directly between the trustee or custodian of the former employer's plan and the Trustee in the form of cash or its equivalent, and shall be accompanied by written instruction showing separately the portion of the transfer attributable to contributions by the former employer and by the Participant respectively. To the extent that the amount transferred is attributable to contributions by the former employer, it shall be maintained in a Participant's Rollover Account. To the extent that the amount transferred is attributable to contributions by the Participant, it shall be maintained in the Participant's Nondeductible Voluntary Contribution Account or Deductible Voluntary Contribution Account as is appropriate.

SECTION 5.
CODE SECTION 415 LIMITATIONS ON ALLOCATIONS

     5.1 Employers Maintaining No Other Plan.

     (a) If a Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, the amount of the Annual Addition which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan.

     (b) If the Employer Contribution that would otherwise be allocated to a Participant's Account would cause the Annual Addition for the Limitation Year to exceed the Maximum Permissible Amount, the amount allocated will be reduced so that any Excess Amount shall be eliminated and, consequently, the Annual Addition for the Limitation Year will equal the Maximum Permissible Amount.

     (c) Any Excess Amount shall be eliminated pursuant to the following procedure:

          (i) The portion of the Excess Amount consisting of Nondeductible Voluntary Contributions which are a part of the Annual Addition (as defined in Section 5.5(a)) shall be returned to the Participant as soon as administratively feasible;

          (ii) If after the application of subparagraph (i) an Excess Amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

          (iii) If after the application of subparagraph (i) an Excess Amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce proportionately future
     Employer Contributions (including any allocation of forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this subparagraph, it will not participate in the allocation of the Trust's investment gains and losses. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's Account.

          (d) Notwithstanding any other provision in subsections (a) through
     (c), the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated.

     5.2 Employers Maintaining Other Master or Prototype Defined Contribution Plans.

     (a) This Section applies if, in addition to this Plan, a Participant is covered under another qualified Master or Prototype defined contribution plan maintained by the Employer during any Limitation Year. The Annual Addition which may be allocated to any Participant's Account for any such Limitation Year shall not exceed the Maximum Permissible Amount, reduced by the sum of any portion of the Annual Addition credited to the Participant's account under such other plans for the same Limitation Year.

     (b) If the Annual Addition with respect to a Participant under other defined contribution plans maintained by the Employer of what would be portions of the Annual Addition (if the allocations were made under the Plan) are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Addition under all such plans for the Limitation Year will equal the Maximum Permissible Amount.

     (c) If the Annual Addition with respect to the Participant under such other defined contribution plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

     (d) If an Excess Amount was allocated to a Participant under this Plan on a date which coincides with the date an allocation was made under another plan, the Excess Amount attributed to this Plan will be the product of,

          (i)  the total Excess Amount allocated as of such date, multiplied by

          (ii) the quotient obtained by dividing

               (A) the portion of the Annual Addition allocated to the Participant for the Limitation Year as of such date by

               (B) the total would-be and actual Annual Addition allocations to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution plans maintained by the Employer.

     (e) Any Excess Amount attributed to the Plan will be disposed in the manner described in Section 5.1.

     5.3 Employers Maintaining Other Defined Contribution Plans. If a Participant is covered under another qualified defined contribution plan which is not a Master or Prototype plan, the Annual Addition credited to the Participant's Account under this Plan for any Limitation Year will be in accordance with the provisions of Section 5.2 as though the plan were a Master or Prototype Plan, unless the Employer provides other limitations pursuant to the Adoption Agreement.

     5.4 Employers Maintaining Defined Benefit Plans. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Addition which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of Section 5.2, unless the Employer provides other limitations pursuant to the Adoption Agreement.

     5.5 Definitions. For the purposes of this Section 5, the following terms shall be defined as follows:

     (a) Annual Addition. With respect to any Participant, the "Annual Addition" shall be the sum of the following amounts credited to a Participant's Account for the Limitation Year:

          (i) Employer Contributions;

          (ii) forfeitures; and

          (iii) the lesser of

               (A) one-half (1/2) the allocated Nondeductible Voluntary Contributions or

               (B) the amount of allocated Nondeductible Voluntary Contributions in excess of 6% of the Participant's Compensation for the Limitation Year.

Any Excess Amount applied under subparagraphs (ii) or (iii) of subsection (c) of
Section 5.1 or subsection (e) of Section 5.2 in a Limitation Year to reduce Employer Contributions will be considered part of the Annual Addition for such Limitation Year.

     (b) Compensation. For the purposes of this Section 5, a Participant's "Compensation" shall include any earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

          (i) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

          (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Participant).

     For purposes of applying the limitations of this Section 5, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.

     Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled (as defined in Code Section 37(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not an officer, an owner, or highly compensated, and contributions made on behalf of such a Participant are nonforfeitable when made.

     (c) Defined Benefit Fraction. The "Defined Benefit Fraction" shall be a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under Code Section 415(b)(1)(A) or 140% of the Participant's Highest Average Compensation.

     Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect at the end of the 1982 Limitation Year. For purposes of this paragraph, a Master or Prototype plan with an opinion letter issued before January 1, 1983, which was adopted by the Employer on or before June 30, 1983, is treated as a plan in existence on July 1, 1982.

     (d) Defined Contribution Fraction. The "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of 125% of the dollar limitation in effect under Code Section 415(C)(1)(A) or 35% of the Participant's Compensation for such year.

     If the Participant was a participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this Defined Contribution Fraction and the Defined Benefit Fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of

          (i) the excess of the sum of the fractions over 1.0, multiplied by

          (ii) the denominator of this Defined Contribution Fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1983 or September 30, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Section 5 became effective to any plans of the Employer in existence on July 1, 1982. For purposes of this paragraph, a Master or Prototype plan with an opinion letter issued before January 1, 1983, which is adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

     (e) Employer. "Employer" means the Employer that adopts this Plan and all members of (i) a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), (ii) commonly controlled trades or businesses (whether or not incorporated) (as defined in Code Section 414(c) as modified by Code Section 415(h)), or (iii) affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part.

     (f) Excess Amount. The "Excess Amount" is the excess of what would otherwise be a Participant's Annual Addition for the Limitation Year over the Maximum Permissible Amount. If at the end of a Limitation Year when the Maximum Permissible Amount is determined on the basis of the Participant's actual Compensation for the year, an Excess Amount results, the Excess Amount will be deemed to consist of the portion of the Annual Addition last allocated.

     (g) Highest Average Compensation. A Participant's "Highest Average Compensation" is his or her average Compensation for the 3 consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive-month period defined in the Adoption Agreement.

     (h) Limitation Year. A Limitation Year is the Plan Year or any other 12-consecutive-month period specified by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

     (i) Master or Prototype Plan. A "Master or Prototype" plan is a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

     (j) Maximum Permissible Amount. For a Limitation Year, the "Maximum Permissible Amount" with respect to any Participant shall be the lesser of

          (i) $30,000 (or beginning January 1, 1986, such larger amount determined by the Commissioner of Internal Revenue for the Limitation Year) or

          (ii) 25% of the Participant's Compensation for the Limitation Year.

     If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount will not exceed the quotient determined by first multiplying $30,000 by the number of months in the short Limitation Year and then dividing the product by 12. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of each Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of Participants' actual Compensation for the Limitation Year.

     (k) Projected Annual Benefit. The "Projected Annual Benefit" is the annual retirement benefit (adjusted to an actuarilly equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

          (i) the Participant will continue employment until normal retirement date under the plan (or current age, if later), and

          (ii) the Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

SECTION 6.
TIME AND MANNER OF MAKING CONTRIBUTIONS

     6.1 Manner. Unless otherwise agreed to by the Trustee, contributions to said Trustee shall be made only in cash. All contributions may be made in one or more installments.

     6.2 Time. Employer Contributions and Participant Contributions with respect to a Plan Year shall be made before the time limit, including extensions thereof, for filing the Employer's federal income tax returns for the Year with or within which the particular Plan Year ends (or such later time as permitted by regulations authorized by the Secretary of the Treasury or delegate). Rollover Contributions may be made at any time acceptable to the Administrator in accordance with Section 4.3 hereof. All contributions shall be paid to the Administrator for transfer to the Trustee, as soon as possible, or, if acceptable to the Administrator and the Trustee, such contributions may be paid directly to the Trustee. The Administrator shall transfer such contributions to the Trustee as soon as possible. The Administrator may establish a payroll deduction system or other procedure to assist the making of Participant Contributions to the Trust, and the Administrator may from time to time adopt rules or policies governing the manner in which such contributions may be made so that the Plan may be conveniently administered.

     6.3 Separate Accounts. For each Participant, a separate account shall be maintained for each of the following types of contributions and the income, expenses, gains and losses attributable thereto:

     (a) Employer Contributions;

     (b) Nondeductible Voluntary Contributions, if selected in the Adoption Agreement;

     (c) Deductible Voluntary Contributions, if selected in the Adoption Agreement; and

     (d) Rollover Contributions, if the Administrator accepts such contributions pursuant to Section 4.3 hereof.

Notwithstanding the above, if a Participant's rights to Employer Contributions are immediately and fully nonforfeitable, Employer Contributions allocated on behalf of such Participant and his or her Nondeductible Voluntary Contributions may be maintained in a single account.

SECTION 7.
VESTING

     7.1 When Vested. A Participant's interest in his or her Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account and Rollover Account shall always be fully vested and nonforfeitable. A Participant's interest in his or her Employer Contribution Account shall be vested and nonforfeitable at Normal Retirement Date, death, Disability, upon termination (including a complete discontinuance of Employer Contributions) or partial termination of the Plan and otherwise only to the extent specified in the Adoption Agreement.

     7.2 Amendment of Vesting Schedule. If the Adoption Agreement has been executed as an amendment to an existing plan, Participants with 5 or more Vesting Years before the expiration of the election period described in the next sentence shall have the right to elect the vesting schedule in effect on the day before the election period. The election period shall commence on the date the amendment is adopted and end on the latest of (a) 60 days after the amendment is adopted, (b) 60 days after the Effective Date, or (c) 60 days after the Participant is issued written notice of the amendment by the Administrator. Failure to so elect shall be treated as a rejection and such election or rejection shall be final.

     7.3 Forfeitures. If a Participant's employment with the Employer is terminated before his or her Employer Contribution Account is fully vested in accordance with Section 7.1 hereof, the portion of the Employer Contribution Account which is not vested shall be held in suspense until the Participant becomes reemployed, dies, becomes disabled or completes a One-Year Break in Service, whichever occurs first. If the Participant is reemployed, dies or becomes disabled before a One-Year Break in Service, the amount held in suspense shall be restored to the Employer Contribution Account. If the Participant is reemployed by the Employer before a One-Year Break in Service and thereafter has a One-Year Break in Service before the Employer Contribution Account has become fully vested, the portion of the Employer Contribution Account which is then vested shall be determined by adding to the then value of the Employer Contribution Account, the amount, if any, previously distributed, applying the vesting percentage then applicable, and then subtracting the amount previously distributed. If a One-Year Break in Service occurs before reemployment with the Employer, death or Disability, the portion of the Participant's Employer Contribution Account held in suspense shall be forfeited and (a) if this Plan is adopted as a profit sharing plan, allocated as of the next Valuation Date in the same manner, and to the same Participants' Employer Contribution Accounts as the Employer Contribution for that Plan Year is allocated pursuant to Section 4.1 hereof, or (b) if this Plan is adopted as a money purchase pension plan, applied to reduce the Employer Contributions for the next Plan Year.

SECTION 8.
DISTRIBUTION UPON DEATH

     8.1 Distribution to Beneficiary. If a Participant's employment terminates because of death, the Trustee shall, upon the direction of the Administrator, distribute the Participant's Account or the undistributed remainder thereof, as the case may be, in accordance with the provisions of Section 8.2, to the Beneficiary or Beneficiaries validly named in the most recent Designation of Beneficiary form filed by the Participant with the Trustee before death in compliance with Section 15. The Administrator's direction shall include notification of the Participant's death, the identity of the Beneficiary or Beneficiaries so named, and the appropriate manner of distribution.

     8.2 Manner of Distribution. A distribution made under this Section 8 shall be made in such manner as the Participant shall in his or her most recent Designation of Beneficiary have validly elected. In the absence of such an election, such distribution shall be made in such manner as the Participant's Beneficiary (or Beneficiaries) may elect, or in the absence of such an election, in such manner as the Administrator shall determine. If a Participant dies before benefits commence and the surviving spouse is not the Beneficiary, the Participant's entire Account balance must be distributed to the Participant's Beneficiary within 5 years. However, if distributions have commenced to the Participant before the Participant's death, distributions to the Participant's surviving spouse, Beneficiary or estate may continue over the period selected by the Participant.

SECTION 9.
OTHER DISTRIBUTIONS

     9.1 Normal Distributions. The Account of any Participant, to the extent it is vested pursuant to Section 7.1 hereof, will normally be distributed in monthly installments which must commence at or within 60 days after the end of the Plan Year in which occurs his or her Normal Retirement Date or in which his or her Employment ceases, whichever is later, to continue over a period of 120 months; provided, however, that in the case of a Participant who is a Key Employee (as defined in Section 21.2 hereafter), monthly installments to such a Participant must commence no later than the last day of the Participant's taxable year in which such Participant attains age 70-1/2, but only if this Plan is Top-Heavy (as defined in Section 21.2 hereafter). The monthly amount shall normally be the vested balance of the Participant's Account divided by the remaining number of months in such 120 months, all rounded to the nearest cent. However, the amount of each monthly installment may be recomputed and adjusted from time to time no more frequently than monthly as the Trustee may reasonably determine.

     9.2 Optional Distribution. All Participants may request the Administrator to approve, in its sole discretion, any of the following variations from the normal pattern of distribution:

     (a) Distribution made or commencing before the Participant's Normal Retirement Date.

     (b) Distributions made or commencing after the normal time of distribution described in Section 9.1; provided, however, that any such deferred distribution must commence no later than the last day of the Participant's taxable year in which the Participant attains age 70-1/2.

     (c) Distribution of the Participant's entire Account at one time.

     (d) Installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's Account.

     (e) Distribution in kind.

     (f) Any reasonable combination of the foregoing or any reasonable time or manner of distribution within the above stated limitations.

Notwithstanding the above, if this Plan is adopted as an integrated, profit sharing plan, such distribution may not commence before termination of Service. Furthermore, the minimum distribution to be made each calendar year shall be the amount equal to the quotient obtained by dividing the Participant's Account balance at the beginning of the year by the greater of the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and spouse. For purposes of this minimum distribution rule, life expectancy and joint life and last survivor expectancy shall be determined as of the date the Participant attained age 70, reduced by one for each calendar year commencing after the Participant's attainment of age 70-1/2, reduced by one for each calendar year commencing after the Participant's attainment of age 70-1/2. In the case of a Participant who becomes a Key Employee (as defined in Section
21.2 hereafter) after age 70-1/2 but before termination of Employment, and if this Plan is Top-Heavy (as defined in Section 21.2 hereafter), such Participant must begin to receive distribution of his or her Account by the end of the calendar year in which Participant becomes such a Key Employee.

     9.3 Special One-Time Distribution Election. Notwithstanding any Plan provision to the contrary, distribution on behalf of any Employee, including a Key Employee (as defined in Section 21.2(a) below) in a Plan Year in which this Plan is Top-Heavy, may be made in accordance with the following requirements (regardless of when such distribution commences):

     (a) The distribution is one which would not have disqualified the Plan under Code Section 401(a)(9) as it was in effect prior to its amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

     (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant has died, by a beneficiary of such Participant.

     (c) Such designation was in writing, was signed by the Participant or the beneficiary, and was made before January 1, 1984.

     (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

     (e) The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant are listed in order of priority.

A distribution upon death will not be covered by this Section 9.3 unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

     For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in subsection (a) above.

     If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) as amended by the Tax Equity and Fiscal Responsibility Act of 1982. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

SECTION 10.
LOANS

     10.1 Availability of Loans. If, in the Adoption Agreement, the Employer has specified that loans to Participants are permitted, the Loan Trustee shall, upon the direction of the Administrator, make one or more loans, including any renewal thereof, to a Participant (other than a Participant who is an Owner-Employee). Any such loan shall be subject to such terms and conditions as the Administrator shall determine pursuant to a uniform policy adopted by the Administrator for this purpose, which policy shall be at least as restrictive as required by this Section 10.

     10.2 Equivalent Basis. No such loan may be made to a disqualified person within the meaning of Code Section 4975(3), unless such loans are available to all Participants on a reasonably equivalent basis and are not made available to officers, shareholders or highly paid Participants in an amount which, when stated as a percentage of such Participant's Account, if greater than is available to other Participants.

     10.3 Limitation on Amount. The amount of any such loan, when added to the outstanding balance of all other loans from the Plan (and any other qualified retirement plans of the Employer's) to the Participant, shall not exceed the following:

Participant's Vested                             Maximum Amount
   Account Balance                                   of Loan
-------------------                         -------------------------
$0-$10,000                                  100% of vested Account balance
$10,000-$20,000                             $10,000
$20,000-$100,000                            50% of vested Account balance
over $100,000                               $50,000

The value of the Participant's Account balance shall be as determined by the Administrator; provided, however, that such determination in no event take into account the portion of the Participant's Account attributable to the Participant's Deductible Voluntary Contribution Account.

     10.4 Maximum Term. The term of any such loan shall not exceed 5 years; provided, however, that such limitation shall not apply to any loan used to acquire, construct, reconstruct, or substantially rehabilitate any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of the Participant's family (within the meaning of Code Section 267(c)(4)).

     10.5 Promissory Note. Any such loan shall be evidenced by a promissory note executed by the Participant and payable to the Loan Trustee, on the earliest of
(i) a fixed maturity date meeting the requirements of Section 10.4 above, but in no event later than the Participant's Normal Retirement Date, (ii) the Participant's death, or (iii) when distribution hereunder is to be made to the Participant (other than a withdrawal which will not reduce the value of his or her Account to the extent that the aggregate amount owing could not be made as a new loan within the limitation set forth in Section 10.3 above). Such promissory note shall be secured by an assignment of the Participant's Account to the Loan Trustee. Such promissory note shall evidence such terms as are required by this
Section 10.

     10.6 Interest. Any such loan shall be subject to a reasonable rate of interest.

     10.7 Repayment. If a note is not paid when the Participant's benefits hereunder are to be distributed, then any unpaid portion of such loan and unpaid interest thereon shall be deducted by the Loan Trustee from the Participant's Account before benefits are paid from or purchased out of the Account. Such deduction shall, to the extent thereof, cancel the indebtedness of the Participant. If a note is not paid when it otherwise becomes payable under
Section 10.5, or if at any time the Administrator determines that the aggregate amounts owing by a Participant upon such notes exceed the vested value of the Participant's Account, the Participant shall be promptly notified in writing that unless such loan or excess is repaid within 30 days, action will be taken to collect the same plus any cost of collections.

     10.8 Accounting. Loans shall be made only from the Account of the Participant (exclusive of that portion of the Account attributable to the Participant's Deductible Voluntary Contribution Account) requesting the loan, and shall be treated as an investment of such Account. All interest payments made with respect to such loan shall be credited to the Participant's Account.

     10.9 Precedence. This Section 10 overrides Section 16 below.

SECTION 11.
TRUST PROVISIONS

     11.1 Manner of Investment. All contributions to the Account of a Participant shall be held in trust by the Trustee designated in the Adoption Agreement. Except to the extent that a Participant's Account is invested in a loan pursuant to Section 10 hereof, the Account of a Participant may only be invested and reinvested in shares of Designated Investment Companies, unless the Distributor permits less than 100% of the Trust assets to be so invested. If the Administrator or the Participant, as the case may be, has elected to have a portion of an Account invested in other than shares of Designated Investment Companies and the Distributor has authorized the investment of less than 100% of Trust assets in such shares, the Trustee shall invest such amount in such investments as it is empowered to invest in under Section 11.3 hereof. The Designated Investment Companies available for investment may be limited by the Employer. Investment in the shares of more than one Designated Investment Company is not permitted unless the value of the Participant's Account and the value of the investment in each additional Designated Investment Company exceed amounts from time to time determined by the Distributor.

     11.2 Investment Decision.

     (a) The decision as to the investment of an Account shall be made by the person designated in the Adoption Agreement, and the Trustee shall have no responsibility for determining how an Account is to be invested or to see that investment directions communicated to it comply with the terms of the Plan. If the decision is made by the Participant, the Participant shall convey investment instructions to the Trustee. Further, if the decision is to be made by the Participant, the right to make such a decision shall remain with the Participant upon retirement and shall pass to the Distributee upon death.

     (b) The person designated to make the decision as to the investment of an Account may direct that the investment medium of an Account be changed, provided that no such change may be made from or to an investment other than a Designated Investment Company except to the extent permitted under Section 11.1 above and by the terms of that other investment vehicle. If the Distributor determines in its own judgment that there has been trading of shares of Designated Investment Companies in the Accounts of the Participants, any Designated Investment Company may refuse to sell its shares to such Accounts. When an investment is being made or changed, the person designated to do so shall specify the type of Account to which the change refers.

     (c) If any decision as to investments is to be made by the Administrator, it shall be made on a uniform basis with respect to all Participants.

     (d) The Administrator and the Trustee may adopt procedures permitting Participants to convey their investment instructions directly to the Trustee or to the transfer agent for the Designated Investment Company or Companies or for any other investment permitted by the Distributor.

     (e) Whenever a Participant is the person designated to make the decision as to the investment of an Account, the Administrator shall ascertain that the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such Account is to be invested plus, where required by any state or federal law, the current prospectus relating to any other investment in which the Account is to be invested. With respect to contributions designated for investment by a Participant, by remitting such a contribution to the Trustee, the Administrator shall be deemed to warrant to the Trustee that the Participant has received all such prospectuses. By remitting any other contribution to the Trustee, the Administrator shall be deemed to warrant to the Trustee that the Administrator has received a current prospectus of any Designated Investment Company in which the contribution is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

     11.3 Investment Powers. To the extent that a portion of the Trust assets are invested other than in shares of Designated Investment Companies pursuant to
Section 11.1 above, the Trustee is hereby granted full power and authority to invest and reinvest the Trust assets in any property of any kind or nature whatsoever (speculative or otherwise) or in any rights or interests therein, or in any evidences or indicia thereof and whether real, personal or mixed, or whether tangible or intangible (including for illustration but not to be limited to the following, or anything of a similar kind, character or class: common or preferred stocks, evidences or ownership in so-called Massachusetts business trusts, fees, beneficial interests, leaseholds, bonds, mortgages, leases, notes or obligations, oil and gas payments, oil and gas contracts and other securities, instruments or commodities) without regard to any rule of law or statute of the state of the Trustee designating investments eligible for trust funds, and without respect to any custom or practice either as to types of investments or diversification of investments, and to hold cash uninvested at any time and from time to time in such amounts and to such extent as the Trustee in its own uncontrolled discretion and judgment deems advisable; provided, however, that the Trustee is to act with the care, skill and diligence, under the circumstances then prevailing, which would characterize the actions of a prudent man who is acting as such a Trustee and who is familiar with the duties of such a Trustee; further provided that the Trustee shall diversify the investments of the Trust Fund so as to minimize the risk of large losses unless, under the circumstances, such diversification would not be prudent; further provided that the Trustee is not empowered to enter into any investment which would be prohibited under the Act or otherwise by the provisions of this Plan.

Notwithstanding the above, the following restrictions on he investment of a Participant's Accounts shall apply:

     (a) No part of a Participant's Deductible Voluntary Contribution Account may be used to purchase life insurance.

     (b) No more than one-half of the aggregate Employer Contributions allocated to a Participant's Employer Contributions Account may be used to pay premiums attributable to the purchase of ordinary life insurance contracts (life insurance contracts with both nondecreasing death benefits and nonincreasing premiums).

     (c) No more than one-quarter of aggregate Employer Contributions allocated to a Participant's Employer Contribution Account may be used to pay premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life insurance contracts.

     (d) One-half of the amount used to pay premiums on ordinary life insurance contracts plus the amount used to pay premiums on all other life insurance contracts may not exceed an amount equal to one-quarter of the aggregate Employer Contributions allocated to a Participant's Employer Contribution Account.

     11.4 Appointment of Investment Manager. To the extent that a portion of the Trust assets is invested other than in shares of Designated Investment Companies pursuant to Sections 11.1 and 11.3 above, the Employer may designate Scudder, Stevens & Clark, or its successor or any affiliate, to act as investment manager (within the meaning of the Act), and may at any time revoke such designation. If an investment manager is so designated, the Trustee shall follow all investment directions given by the investment manager with respect to the retention, investment and reinvestment of the Plan assets to the extent they are under the control of such investment manager. If permitted by the Trustee, the investment manager may issue orders for the purchase and sale of securities, including orders through any affiliate of such investment manager. Such an investment manager is specifically allowed to direct or make investments in shares of any Designated Investment Company. The Trustee shall not be liable for following any direction given by, or any actions of, an investment manager so appointed.

     11.5 Trustee: Number, Qualifications and Majority Action.

     (a) The number of Trustees shall be one, two or three. Any natural person and any corporation having power under applicable law to act as a trustee of a pension or profitsharing plan may be a Trustee. No person shall be disqualified from being a Trustee by being employed by the Employer, by being the Administrator, by being a trustee under any other qualified retirement plan of the Employer or by being a Participant in this Plan or such other qualified plan.

     (b) A Trustee holding office as sole Trustee hereunder shall have all the powers and duties herein given the Trustees. When the number of Trustees hereunder is three, any two of them may act, but the third Trustee shall be promptly informed of the action. When there are two or three Trustees hereunder, they may, by written instrument communicated to the Employer and the Administrator, allocate among themselves the powers and duties herein given to the Trustee hereunder. If such an allocation is made, to the extent permitted by applicable law, no Trustee shall be liable either individually or as a trustee for loss to the Plan from the acts or omissions of another Trustee with respect to duties allocated to such other Trustee.

     11.6 Change of Trustee.

     (a) Any Trustee may resign as Trustee upon notice in writing to the Employer, and the Employer may remove any Trustee upon notice in writing to each Trustee. The removal of a Trustee shall be effective immediately, except that a corporation serving as a Trustee shall be entitled to 60 days' notice which it may waive, and the resignation of a Trustee shall be effective immediately, provided that, if the Trustee is the sole Trustee, neither a removal nor a resignation of the Trustee shall be effective until a successor Trustee has been appointed and has accepted the appointment. If within 60 days of the delivery of the written resignation or removal of a sole Trustee another Trustee shall not have been appointed and have accepted, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee or may terminate the Plan pursuant to Section 18 of the Prototype Plan. The Trustee shall not be liable for the acts and omissions of any successor trustee.

     (b) At any time when the number of Trustees is one or two the Employer may but need not appoint one or two additional Trustees, provided that the number of Trustees shall not be more than three. Such an appointment and the acceptance thereof shall be in writing, and shall take effect upon the delivery of written notice thereof to all the Trustees and the Administrator and such acceptance by the appointed Trustee, provided that if a corporation is a Trustee then in the absence of its consent, such an appointment of an additional or successor Trustee shall not become effective until 60 days after its receipt of notice.

     (c) Although any Employer adoption the Plan may choose any Trustee who is willing to accept the Trust, the Distributor or its successors may make or may have made tentative standard arrangements with any bank or trust company with the expectation it will be used as the Trustee by a substantial group of Employers. It is also contemplated that more favorable results can be obtained with a substantial volume of business, and that it may become advisable to remove such bank or trust company as Trustee and substitute another Trustee. Therefore, anything in the prior two subsections of this Section 11.6 notwithstanding, each Employer adopting this Plan hereby agrees that the Distributor may, upon a date specified in a notice of at least 30 days to the affected Employer and in absence of written objection by the Employer received by the Distributor before such date, (i) remove any such Trustee and in that case, or if such a Trustee has resigned as to a group of Employers, (ii) appoint such a successor Trustee, provided such action is taken with respect to all Employers similarly circumstanced of which the Distributor has knowledge, and provided such notice is given in writing mailed postage prepaid to the Employer at the latest address furnished to the Distributor directly or supplied to it by such Trustee which is to be succeeded. If within 60 days after such Trustee's resignation or removal, the Employer has not appointed a successor which has accepted such appointment (unless the appointment of a successor Trustee is waiting for action by the Distributor pursuant to the next preceding sentence according to notice which has been given), the Trustee may petition an appropriate court for the appointment of its successor. The Trustee shall not be liable for the acts and omissions of such successor.

     (d) Successor Trustees qualifying under this Section 11.5 shall have all rights and powers and all the duties and obligations of original Trustees.

     11.7 Valuation. Annually, on the Valuation Date, or more frequently in the discretion of the Trustee, the assets of the Trust shall be revalued at fair market value and the accounts of the Trust shall be proportionately adjusted to reflect income, gains, losses or expenses, if the system of accounting does not directly accomplish all such adjustments. The Trust Fund shall be administered separately from, and shall not include any assets being administered under, any other plan of an Employer. Interim valuations, if any, shall be applied uniformly and in a non-discriminatory manner for all Employees.

     11.8 Registration. Any assets in the Trust Fund may be registered in the name of the Trustee or any nominee designated by the Trustee.

     11.9 Certifications and Instructions.

     (a) Any pertinent vote or resolution of the Board of Directors of the Employer (if it is a corporation) shall be certified to the Trustee over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal. The Employer shall promptly furnish to the Trustee appropriate certification evidencing the appointment and termination of the individual or individuals serving as Administrator under Section 12.1 of the Plan.

     (b) The Administrator shall furnish to the Trustee appropriate certification of the individual or individuals authorized to give notice on behalf of the Administrator and providing specimens of their signatures. All requests, directions, requisitions for money and instructions by the Administrator to the Trustee shall be in writing and signed. There may be standing requests, directions, requisitions or instructions to the extent acceptable to the Trustee.

     11.10 Accounts and Approval.

     (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all books and record relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Administrator or by the Employer.

     (b) Within 90 days following the close of each Plan Year the Trustee may, and upon the request of the Employer or the Administrator shall, file with the Administrator and the Employer a written report setting forth all securities or other investments (including insurance contracts) purchased and sold, all receipts, disbursements and other transactions effected by it during the period since the date covered by the next prior report, and showing the securities and other property held at the end of such period, and such other information about the Trust Fund as the Administrator shall request. Unless the Employer or Administrator, within 90 days from the date of mailing of such report, objects to the contents of such report, the report shall be deemed approved. Any such objection shall set forth the specific grounds on which they are based.

     11.11 Taxes. The Trustee may assume that any taxes assessed on or in respect of the Trust Fund are lawfully assessed unless the Administrator shall in writing advise the Trustee that in the opinion of counsel for the Employer such taxes are not lawfully assessed. In the event that the Administrator shall so advise the Trustee, the Trustee, if so requested by the Administrator and suitable provision for their indemnity having been made, shall contest the validity of such taxes in any manner deemed appropriate by the Administrator or counsel for the Employer. The word "taxes" in this Section 11 shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes assessed. Any taxes, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Trust Fund that may be levied or assessed in respect to such assets shall, if allocable to the Accounts of specific Participants, be charged to such Accounts, and if not so allocable, they shall be equitably apportioned among all such Participants' Accounts.

     11.12 Employment of Counsel. The Trustee may employ legal counsel (who may be counsel for the Employer) and shall be fully protected in acting or refraining from acting, upon such counsel's advice in respect to any legal questions.

     11.13 Compensation of Trustee. An individual Trustee who is an Employee of the Employer shall not be compensated for services as Trustee. A corporation, or an individual who is not an Employee of the Employer, serving as a Trustee shall be entitled to reasonable compensation for services; such compensation shall be paid in accordance with Section 13.

     11.14 Limitation of Trustee's Liability.

     (a) The Trustee shall have no duty to take any action other than as herein specified, unless the Administrator shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by it, or to defend or engage in any suit unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

     (b) The Trustee may conclusively rely upon and shall be protected in acting in good faith upon any written representation or order from the Administrator or any other notice, request, consent, certificate or other instrument or paper believed by the Trustee to be genuine and properly executed, or any instrument or paper if the Trustee believes the signature thereon to be genuine.

     (c) The Trustee shall not be liable for interest on any reasonable cash balances maintained in the Trust.

     (d) The Trustee shall not be obligated to, but may, in its discretion, receive a contribution from a Participation unless forwarded by the Administrator.

     11.15 Successor Trustee. Any corporation into which a corporation acting as a Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consideration to which such Trustee may be a party, shall be the successor of the Trustee hereunder, without the necessity of any appointment or other action, provided the Trustee does not resign and is not removed.

     11.16 Enforcement of Provisions. To the extent permitted by applicable law, the Employer and the Administrator shall have the exclusive right to enforce any and all provisions of this Agreement on behalf of all Employees or former Employees of the Employer or their Beneficiaries or other persons having or claiming to have an interest in the Trust Fund or under the Plan. In any action or proceeding affecting the Trust Fund or any property constituting a part or all thereof, or the administration thereof or for instructions to the Trustee, the Employer, the Administrator and the Trustee shall be the only necessary parties and shall be solely entitled to any notice of process in connection therewith; any judgment that may be entered in such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in the Trust Fund or under the Plan.

     11.17 Voting. The Trustee shall deliver, or cause to be executed and delivered, to the Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust. The Administrator shall deliver these to the appropriate Participant or Beneficiary of a deceased Participant, but only if the Employer has specified in the Adoption Agreement that investment decisions shall be made by Participants pursuant to Section 11.2 hereof. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the person or persons entitled to make investment decisions pursuant to Section 11.2.

     11.18 Applicability to Loan Trustee. Where appropriate, the foregoing provisions of this Section 11 shall apply to the Loan Trustee on the same basis as if the Loan Trustee were the Trustee.

SECTION 12.
ADMINISTRATION

     12.1 Appointment of Administrator. From time to time, the Employer may, by identifying such person(s) in writing to both the Trustee and the Participants, appoint one or more persons as Administrator (hereinafter referred to in the singular). Such Administrator shall have all power and authority necessary to carry out the terms of the Plan. A person appointed as Administrator may also serve in any other fiduciary capacity, including that of Trustee, with respect to the Plan. The Administrator may resign upon 15 days advance written notice to the Employer, and the Employer may at any time revoke the appointment of the Administrator with or without cause. The Employer shall exercise the power and fulfill the duties of the Administrator if at any time, an Administrator has not been properly appointed in accordance with this Section 12.1 or the position is otherwise vacant.

     12.2 Named Fiduciaries. The "Named Fiduciaries" within the meaning of the Act shall be the Administrator and the Trustee.

     12.3 Allocation of Responsibilities. Responsibilities under the Plan shall be allocated among the Trustee, the Administrator and the Employer as follows:

     (a) Trustee: The Trustee shall have exclusive responsibility to hold, manage and invest, pursuant to instructions communicated to it in accordance with Section 11.2 above, the funds received by it subject to the powers granted to it under Section 11 hereof. To the extent that loans are made to Participants in accordance with Section 10 hereof, these responsibilities shall fall to the Loan Trustee.

     (b) The Administrator: The Administrator shall have the responsibility and authority to control the operation and administration of the Plan in accordance with its terms including, without limiting the generality of the foregoing, (i) any investment decisions assigned to it under the Adoption Agreement or transmission to the Trustee of any Participant investment decision under Section 11.2; (ii) interpretation of the Plan, conclusive determination of all questions of eligibility, status, benefits and rights under the Plan and certification of the Trustee of all benefit payments under the Plan; (iii) hiring of persons to provide necessary services to the Plan not provided by Employees; (iv) preparation and filing of all statements, returns and reports required to be filed by the Plan with any agency of Government; (v) compliance with all disclosure requirements of all state or federal law; (vi) maintenance and retention of all Plan records as required by law, except those required to be maintained by the Trustee; and (vii) all functions otherwise assigned to it under the terms of the Plan.

     (c) Employer: The Employer shall be responsible for the design of the Plan, as adopted or amended, the designation of the Administrator and Trustee (and, if appropriate, the Loan Trustee) as provided in the Plan, the delivery to the Administrator and the Trustee of Employee information necessary for operation of the Plan, the timely making of the Employer Contributions pursuant to Section
4.1 hereof, and the exercise of all functions provided in or necessary to the Plan except those assigned in the Plan to other persons.

     (d) This Section 12.3 is intended to allocate individual responsibility for the prudent execution of the functions assigned to each of the Trustees, the Loan Trustee, the Administrator and the Employer and none of such responsibilities or any other responsibility shall be shared among them unless specifically provided in the Plan. Whenever one such person is required by the Plan to follow the directions of another, the two shall not be deemed to share responsibility, but the person who gives the direction shall be responsible for giving it and the responsibility of the person receiving the direction shall be to follow it insofar as it is on its face proper under applicable law.

     12.4 More Than One Administrator. If more than one individual is appointed as Administrator under Section 12.1, such individuals shall either exercise the duties of the Administrator in concert, acting by a majority vote or allocate such duties among themselves by written agreement delivered to the Employer and the Trustee. In such a case, the Trustee may rely upon the instruction of any one of the individuals appointed as Administrator regardless of the allocation of duties among them.

     12.5 No Compensation. The Administrator shall not be entitled to receive any compensation from the funds held under the Plan for its services in that capacity unless so determined by the Employer or required by law.

     12.6 Record of Acts. The Administrator shall keep a record of all its proceedings, acts and decisions, and all such records and all instruments pertaining to Plan administration shall be subject to inspection by the Employer at any time. The Employer shall supply, and the Administrator may rely on the accuracy of, all Employee data and other information needed to administer the Plan.

     12.7 Bond. The Administrator shall be required to give bond for the faithful performance of its duties to the extent, if any, required by the Act, the expense to be borne by the Employer.

     12.8 Agent for Service of Legal Process. The Administrator shall be agent for service of legal process on the Plan.

     12.9 Rules. The Administrator may adopt or amend and shall publish to the Employees such rules and forms for the administration of the Plan, and may employ or retain such attorneys, accountants, physicians, investment advisors, consultants and other persons to assist in the administration of the Plan as it deems necessary or advisable.

     12.10 Delegation. To the extent permitted by applicable law, the Administrator may delegate all or part of its responsibilities hereunder and at any time revoke such delegation, by written statement communicated to the delegate and the Employer. The Trustee may, but need not, act on the instructions of such a delegate. The Administrator shall annually review the performance of all such delegates.

     12.11 Claims Procedure. It is anticipated that the Administrator will administer the Plan to provide Plan benefits without waiting for them to be claimed, but the following procedure is established to provide additional protection to govern unless and until a different procedure is established by the Administrator and published to the Participants and Beneficiaries.

     (a) Manner of Making Claim. A claim for benefits by a Participant or Beneficiary to be effective under this procedure must be made to the Administrator and must be in writing unless the Administrator formally or by course of conduct waives such requirements.

     (b) Notice of Reason for Denial. If an effective claim is wholly or partially denied, the Administrator shall furnish such Participant or Beneficiary with written notice of the denial within 60 days after the original claim was filed. This notice of denial shall set forth in a manner calculated to be understood by the claimant (i) the reason or reasons for denial, (ii) specific reference to pertinent plan provisions on which the denial is based,
(iii) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (iv) an explanation of the Plan's claim procedure.

     (c) The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the rights
(i) to have representation, (ii) to review pertinent documents, and (iii) to submit comments in writing.

     (d) The Administrator shall issue a decision on such review within 60 days after receipt of an application for review, except that such period may be extended for a period of time not to exceed an additional 60 days if the Administrator determines that special circumstances (such as the need to hold a hearing) requires such extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

SECTION 13.
FEES AND EXPENSES

     All reasonable fees and expenses of the Administrator or Trustee incurred in the performance of their duties hereunder or under the Trust shall be paid by the Employer; and to the extent not so paid by the Employer, said fees and expenses shall be deemed to be an expense of the Trust and the Trustee is authorized to charge the same to the Accounts of the Participants, and unless allocable to the Accounts of specific Participants, they shall be charged against the respective accounts of all or a reasonable group of Participants in such reasonable manner as the Trustee shall determine.

SECTION 14.
BENEFIT RECIPIENT INCOMPETENT OR DIFFICULT TO
ASCERTAIN OR LOCATE

     14.1 Incompetency. If any portion of the Trust Fund becomes distributable to a minor or to a Participant or Beneficiary who, as determined in the sole discretion of the Administrator, is physically or mentally incapable of handling his or her financial affairs, the Administrator may direct the Trustee to make such distributions either to the legal representative or custodian of, or any of the relatives and friends of, the incompetent or to apply such distribution directly for the incompetent's support and maintenance. Payments which are made in good faith shall completely discharge the Employer, Administrator and Trustee from liability therefore.

     14.2 Difficulty to Ascertain or Locate. If it is impossible or difficult to ascertain the person who is entitled to receive any benefit under the Plan, the Administrator in its discretion may direct that such benefit be (i) paid to another person in order to carry out the Plan's purposes; or (ii) retained in the Trust; or (iii) paid to a court pending judicial determination of the right thereto.

SECTION 15.
DESIGNATION OF BENEFICIARY

     Each Participant may submit to the Trustee a properly executed Designation of Beneficiary form. In order to be effective, such Designation must have been properly executed and submitted to the Trustee before the death of the Participant. The last effective Designation accepted by the Trustee shall be controlling, and whether or not fully dispositive of the Participant's Account, thereupon shall revoke all Designations previously submitted by the Participant. Each such executed Designation is hereby specifically incorporated herein by reference and shall be construed and enforced in accordance with the laws of the state in which the Employer has its principal place of business. To the extent that any portion of an Account of a deceased Participant is not governed by an effective Designation which names at least one living Beneficiary designated by the Participant, that portion of the Account shall be distributed to the deceased Participant's surviving spouse, or if that is not possible, to the estate of the deceased Participant.

SECTION 16.
SPENDTHRIFT PROVISION

     No interest of any Participant or Beneficiary shall be assigned, anticipated or alienated in any manner nor shall it be subject to attachment, bankruptcy proceedings or to any other legal process or to the interference or control of creditors or others, except to the extent that Participants may secure loans from the Trust with their Accounts pursuant to Section 10 hereof.

SECTION 17.
NECESSITY OF QUALIFICATION

     This Plan is established with the intent that it shall qualify under Code
Section 401(a) as that Section exists at the time the Plan is established. If the Plan as adopted by the Employer fails to attain such qualification, the Plan will no longer participate in this Prototype Plan and will be considered an individually designed plan. If that the Plan as adopted by the Employer fails to attain or retain such qualification, the Employer shall promptly either amend the Plan under Code Section 401(b) so that it does qualify, or direct the Trustee to terminate the Plan and distribute all the assets of the Trust equitably among the contributors thereto in proportion to their contributions, and the Plan shall be considered to be rescinded and of no force and effect.

SECTION 18.
AMENDMENT OR TERMINATION

     18.1 Amendment or Termination. The Employer may at any time, and from time to time amend this Prototype Plan and the Adoption Agreement (including a change in any election it has made in the Adoption Agreement), or suspend or terminate this Plan by giving written notice to the Trustee, but the Trust may not thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates, or the administrative expenses of the Plan, nor revert to the Employer, nor may an allocation or contribution theretofore made be changed thereby, nor may any amendment directly or indirectly deprive a Participant of such Participant's nonforfeitable rights to benefits accrued to the date of the amendment, nor may any amendment otherwise operate retroactively beyond the first day of the Plan Year in which such amendment is made except as the same may be deemed necessary in order to make the Plan qualify under Code Section 401(a). An amendment shall be deemed necessary for this purpose if counsel for the Employer certifies and advises that in its opinion the written ruling of the Commissioner of Internal Revenue that the Plan meets such requirements can be obtained within a reasonable time only with such retroactive amendment. Any amendment by the Employer which is other than the amendment of the Employer's prior designation of an option or provision set forth or referred to in the Adoption Agreement will constitute a substitution by the Employer of an individually designed plan for this Prototype Plan and the general amendment procedure of the Internal Revenue Service governing individually designed plans will be applicable. Nothing contained herein shall constitute an agreement or representation by the Distributor that it will continue to maintain its sponsorship of the Plan indefinately.

     18.2 Delegation. The Employer hereby delegates to the Sponsor the authority to amend so much of the Adoption Agreement and this Prototype Plan as is in prototype form and, to the extent to which the Employer could effect such amendment, the Employer shall be deemed to have consented to any amendment so made. The Sponsor, in turn, delegates to the Distributor such authority to amend so much of the Adoption Agreement and this Prototype Plan as is in prototype form and, to the extent to which the Sponsor could effect such amendment, it shall be deemed to have consented to any amendment so made. When an election within the prototype form has been made by the Employer, it shall be deemed to continue after amendment of the prototype form unless and until the Employer expressly further amends the election, notwithstanding that the provision for the election in the amended prototype form is in a different form or place; provided, however, that if the amended form inadvertently fails to provide means to duplicate exactly the earlier election, such earlier election shall continue until such further amendment. The immediately preceding sentence is subject to the qualification that each Employer hereby delegates to the Distributor, in the event of such an amendment of the prototype form, authority to determine conclusively that such a continuation of an earlier election by the Employer is not advisable and to make the election for the Employer in the amended prototype form which in the judgment of the Distributor most nearly corresponds with the election made by the Employer before the amendment of the prototype form, provided the following procedure is followed: the election for the Employer may be made with respect to any specified Employers as to whom it may be applicable singly, or such election may be made with respect to all Employers as to whom it may be applicable as a group; and the election shall be made as of an effective date which has been specified in a notice mailed or delivered, at the last address(es) of the Employer(s) on the records of the Distributor, to the Employer(s) at least 20 days before the end of the remedial amendment period. Such notice may be mailed to Employers to whom it cannot be applicable by reason of a previous election made by the Employer or otherwise, but it shall be effective only as to those Employers who have received the notice and have not themselves made a new election with respect to that item since the amendment of the prototype form and previous to the effective date of such election by the Distributor. The foregoing delegations of authority to make elections, or to make amendments, shall not impose any duty on the Distributor to make them nor shall it affect the interpretation of the Plan if they are not used.

     18.3 Distribution of Accounts Upon Termination. Upon termination of the Plan or complete discontinuance of Employer Contributions under it, the Administrator shall determine whether to pay the interests of Participants, former Participants and Beneficiaries immediately, to retain such interest in the Trust and pay them in the future according to Section 9, or to use what other methods the Administrator deems advisable in order to furnish whatever benefits the Trust will provide, subject to the limitations of Section 9.2 limiting the length of the period over which an Account can be paid.

SECTION 19.
TRANSFERS

     Nothing contained herein shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, another plan meeting the requirements of Code Section 401(a) or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary to properly allocate such assets among Participants, including any tax or other information necessary for the Participants or persons administering the plan which is receiving the assets. The terms of such merger, consolidation or transfer must be such that if this Plan is then terminated, each Participant would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit he or she would have received if the Plan had terminated immediately before the merger, consolidation or transfer.

SECTION 20.
OWNER-EMPLOYEE PROVISIONS

     20.1 Purpose of Section. This Section is intended to insure that the Plan complies with Code Section 401(d). Any ambiguity herein will be construed to that end, and this Section 20 will override any other provision of the Plan with which it may be inconsistent.

     20.2 Control. For purposes of this Section 20, "Control" means the ownership directly or indirectly of more than 50% of either the capital interest or the profits interest in a partnership or on unincorporated trade or business.

     20.3 Limitations. No benefits shall be provided to an Owner-Employee under this Plan unless:

     (a) if an Owner-Employer or group of Owner-Employees Controls the trade or business covered by this Plan and also Control as an Owner-Employee or Owner-Employees one or more other trades or businesses, this Plan and the plans established for such other trades or businesses, when taken together, form a single plan which satisfies the requirements of Section 401(a) and (d) of the Code with respect to the employees of all the controlled trades or businesses; and

     (b) if an Owner-Employee or group of Owner-Employees controls another trade or business but does not control the trade or business covered by this Plan, the employees of such other trades or businesses are included in a plan which satisfies the requirements of Sections 401(a) and (d) of the Code and which provides contributions and benefits for such employees which are not less favorable than those provided for Owner-Employees under this Plan.

SECTION 21.
TOP-HEAVY PROVISIONS

     21.1 Purposes of Section. This Section is intended to insure that the Plan complies with Code Section 4.16. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Section will supersede any conflicting provision in the Plan.

     21.2 Definitions. The terms used in this Section shall have the following meanings:

     (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer having an annual compensation greater than 1.5 multiplied by the amount in effect under Code Section 415(C)(1)(A) for the Plan Year, an owner (or considered an owner under Code Section 318) of 1 of the 10 largest interests in the Employer if such individual's compensation exceeds the dollar limitation under Code Section 415(C)(1)(A), a five-percent owner of the Employer, or a one-percent owner of the Employer who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

     (b) Top-Heavy Plan. For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

          (i) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

          (ii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

          (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

     (c) Top-Heavy Ratio.

          (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Code
     Section 408(k)) and the Employer has never maintained any defined benefit plan which has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees under all of the plans as of the Determination

     Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination
     Date) of all Participants as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date.

          (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Code
     Section 408(k)) and the Employer maintains or has maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all participants and the present value of accrued benefits under the defined benefit plans for all participants. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

          (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date and falls within or ends with the twelve-month period ending on the Determination Date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior Plan Year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code
     Section 416 and the regulations thereunder. Deductible Voluntary Contributions and any deductible employee contributions under any other qualified plan maintained by the Employer will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

     (d) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

     (e) Required Aggregate Group. (i) Each qualified plan of the Employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (I) to meet the requirements of Code Sections 401(a)(4) and 410.

     (f) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of that Year.

     (g) Valuation Date. See Section 2.45.

     (h) Present Value. Present value shall be based only on the interest rate employed as of the date in question by the Pension Plan Benefit Guaranty Corporation to value immediate annuities and the mortality rate specified in Table LN at Treas. Reg. [s]20.2031-10, unless otherwise specified in the most recently adopted or amended defined benefit plan maintained by the Employer.

     21.3 Minimum Allocation.

     (a) In any Plan Year in which this Plan is Top-Heavy, except as otherwise provided in (d), (e) and (f) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer Contributions and forfeitures stated as a percentage of the first $200,000 of a Key Employee's Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution by the Employer.

     (b) For purposes of computing the minimum allocation, "Compensation" will have the same meaning as in Section 2.7, disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement.

     (c) During any Plan Year for which a minimum allocation is required under subsections (a) or (f) to a plan under which allocations shall be made on an integrated basis, Employer Contributions and forfeitures will be allocated to each Participant's Employer Contribution Account in the ratio that each Participant's Compensation for the Plan Year bears to all Participants' Compensation for the Plan Year but not in excess of 3% of such Compensation. The provisions of this Section 21.3(C) shall take precedence over any conflicting provisions of Section 4.1. To the extent any amount of Employer Contributions and forfeitures remains unallocated after the application of this Subsection
(C), such amount shall be allocated in accordance with the provisions of Section
4.1 hereof.

     (d) The provision in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

     (e) The provision in subsection (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan (other than a plan which incorporates this Prototype Plan) or plans of the Employer, and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in such other plan or plans.

     (f) The provision in subsection (a) above shall not apply in the case of a Participant who is an Employee of an Employer who has adopted both a profit sharing plan and a money purchase pension plan which incorporates this Prototype Plan. In such case, the aggregate total of the Employer Contributions and forfeitures under both plans allocated to the Employer Contribution Account of a Participant who is not a Key Employee shall not be less than 3% of such Participant's Compensation. Unless the Employer has specified otherwise in the Adoption Agreement and such specification is sufficient to satisfy the minimum allocation requirement referred to in the preceding sentence, subsection (c) above shall apply to the allocation of Employer Contributions and forfeitures under the money purchase pension plan and, only to the extent that such allocation is insufficient to satisfy the minimum allocation requirement referred to in the preceding sentence, the profit sharing plan.

     21.4 Non-forfeitability of Minimum Allocation. The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(A)(3)(D).

     2.15 Limitation on Compensation. For any Plan Year in which the Plan is Top-Heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his or her delegate) of a Participant's Compensation for the Plan Year shall be taken into account for purposes of allocation Employer Contributions under the Plan.

     21.6 Minimum Vesting Schedule. Unless the Employer has specified a more rapid vesting schedule in the Adoption Agreement, for any Plan Year in which this Plan is Top-Heavy, the following minimum vesting schedule shall apply:

                                         Nonforfeitable Percentage
    Vesting Years                      of Employer Contribution Account
-------------------------------     -----------------------------------
    1                                                0%
    2                                               20%
    3                                               40%
    4                                               60%
    5                                               80%
    6 or more                                      100%

The minimum vesting schedule applies to all benefits within the meaning of Code
Section 411(a)(7) attributable to Employer Contributions and forfeitures, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section 21.6 does not apply to the Employer Contribution Account balances of any former Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy and such former Participant's vested Employer Contribution Account balance will be determined without regard to this Section.

     21.7 Effect on Code Section 415 Limitations. Notwithstanding anything to the contrary in Section 5 above, the following provisions apply if the Plan is Top-Heavy.

     (a) In any Plan Year in which the Top-Heavy ratio exceeds 90% (and the Plan therefore becomes super Top-Heavy) the denominators of the Defined Benefit Fraction (as defined in Section 5.5(C) above) and the Defined Contribution Fraction (as defined in Section 5.5(d) above) shall be computed using 100% of the dollar limitation stated therein instead of 125%.

     (b) In any Plan Year in which the Top-Heavy Ratio exceeds 60%, but is less than 90%, the denominators of the Defined Benefit Fraction (as defined in Section 5.5(c) above) and the Defined Contribution Fraction (as defined in
Section 5.5(d) above) shall be computed using 100% of the dollar limitation described therein instead of 125%, unless the Employer has specified in the Adoption Agreement that the minimum allocation provisions of Section 21.3 above shall be computed using 4% of a Participant's Compensation instead of 3%, in which case the dollar limitations of the Defined Benefit Fraction (as defined in Section 5.5(c) above) and the Defined Contribution Fraction (as defined in
Section 5.5(d) above) shall continue to be computed using 125% of the dollar limitations.

     21.8 Termination of Top-Heavy Status. If the Plan ceases to be Top-Heavy for any Plan Year and if the Employer has not specified otherwise in the Adoption Agreement, the minimum vesting schedule described in Section 21.6 shall continue to apply. If the Employer has specified in the Adoption Agreement that, upon conversion of the Plan to non-Top-Heavy status, Participants' vested benefits are to be determined according to a schedule other than the minimum vesting schedule described in Section 21.6, such change in vesting schedules shall be treated as an amendment, and the election referred to in Section 7.2 hereof shall apply.

SECTION 22.
WAIVER OF MINIMUM FUNDING STANDARD

     If an Employer who has adopted this Prototype Plan as a money purchase pension plan is unable to satisfy the minimum funding standard (as described in Code Section 412) for a given Plan Year, it may apply to the Internal Revenue Service for a waiver of such minimum funding standard. If the waiver is granted, the following provisions apply:

     (a) An adjusted Account balance shall be maintained for each Participant whose actual Account balance is less than or equal to his or her adjusted Account balance.

          (i) For the Plan Year for which the first waiver is granted, the adjusted Account balance as of the Valuation Date for each affected Participant equals:

               (A) the Participant's actual Account balance, plus

               (B) the amount that such Participant would have received if the amount waived had been contributed.

          (ii) For each Plan Year following the Plan Year for which a waiver is granted, the adjusted Account balance for each Participant affected by such waiver (calculated as of the Valuation Date for that Plan Year) equals:

               (A) the adjusted Account balance as of the Valuation Date in the prior Plan Year, plus

               (B) the amount equal to the actual investment return credited or charged to the Participant's actual Account balance, plus

               (C) the amount equal to 5% of the excess of the amount in (A) over the Participant's actual Account balance calculated as of the same date, plus

               (D) the amount equal to such Participant's allocated share of the required Employer Contribution (whether or not waived) for the Plan Year (determined without regard to adjusted waiver payments and discretionary Employer Contributions), minus

               (E) the amount of the Participant's adjusted Account balance forfeited during the Plan Year under the Plan's provisions.

     (b) For a given Year, the Employer is required to contribute a certain amount in order to satisfy the minimum funding standard for such Plan Year. For each Plan Year which follows a Plan Year for which a waiver of the minimum funding standard was granted the amount equals:

          (i) the amount due as determined under Section 4.1(b) above (without regard to this Section), plus

          (ii) the adjusted waiver amount.

     (c) The adjusted waiver amount for given Plan Year equals:

          (i) the sum of the amounts necessary to amortize each waived funding deficiency over a period of 15 Plan Years (measured from the Valuation Date of the Plan Year for which the corresponding waiver was granted) at 5% interest, compounded annually, minus

          (ii) the sum of the amounts necessary to amortize the total of each Plan Year's forfeitures (which have arisen since the first waiver was granted) over a period of 15 Plan Years (measured from the Valuation Date of the Plan Year in which the corresponding forfeitures arose) at 5% interest, compounded annually.

     (d) An amount equal to the adjusted waiver amount must be contributed only until each Participant's actual Account balance equals the Participant's adjusted Account balance.

     (e) Any Plan provision which provides that Employer Contributions shall be reduced immediately by forfeitures is revoked until each Participant's actual Account balance equals that Participant's adjusted Account balance.

     (f) Discretionary Employer Contributions, which are in addition to the amounts contributed to satisfy the minimum funding standard, can be made in any given Plan Year. However, the total Employer Contribution for the Plan Year cannot exceed the then remaining underfunded amount (the sum of Participants' adjusted Account balances minus total Plan assets).

     (g) The adjusted waiver payments, discretionary Employer contributions and the forfeitures of actual Account balances for the current Plan Year shall be allocated as of that Plan Year's Valuation Date to the actual Account balances of the affected Participants.

     (h) Each time a waiver is granted, an original waiver account ("OWA") will be determined for each affected Participant. The OWA equals the Participant's portion of the amount which was waived.

     (i) Commencing with the Valuation Date of the Plan Year for which a waiver is granted, a remaining original waiver amount ("ROWA") must be calculated for each affected Participant. As of such Valuation Date the OWA equals the ROWA. On the Valuation Date of a succeeding Plan Year the ROWA equals the prior Plan Year's ROWA multiplied by 1.05, minus the forfeiture of amounts in the prior Plan Year's ROWA incurred in the current Plan Year. For each waiver that is granted one OWA and a corresponding ROWA will be established for each affected Participant.

     (j) The sum of the adjusted waiver payments, discretionary Employer Contributions and forfeitures of actual Account balances for a given Plan Year are allocated to those Participants who have ROWAs by multiplying the sum of these three amounts by the fraction:

          (i) the numerator of which equals the sum of OWAs for a particular Participant, and

          (ii) the denominator of which equals the sum of the OWAs for all Participants.

To determine the portion of this allocation which is to be assigned to a given ROWA, multiply the allocation by the corresponding OWA, then divide by the sum of the OWAs for the particular Participant.

     (k) If the calculation of a ROWA results in a value which is less than zero, then

          (i) the ROWA is set equal to zero,

          (ii) the corresponding OWA is set equal to zero, and

          (iii) the excess payments will be reallocated to the remaining ROWAs.

     (l) A distribution is determined by multiplying a Participant's vested percentage by his or her adjusted Account balance. However, distributions from the Plan may not exceed a Participant's actual Account balance. If so limited, plan Participants shall receive subsequent distributions derived from future adjusted waiver payments.

SECTION 23.
MISCELLANEOUS

     23.1 Misrepresentation. Notwithstanding any other provisions herein, if an Employee misrepresents his or her age or any other fact, any benefit payable hereunder shall be the smaller of: (i) the amount that would be payable if no facts had been misrepresented, or (ii) the amount that would be payable if the facts were as misrepresented.

     23.2 Legal or Equitable Action. If any legal or equitable action with respect to the Plan is brought by or maintained against any person, and the results of such action are adverse to that person, attorney's fees and all other costs to the Employer, the Administrator or the Trust of defending or bringing such action shall be charged against the interest, if any, of such person under the Plan.

     23.3 No Enlargement of Plan Rights. It is a condition of the Plan, and each Participant by participating herein expressly agrees, that he or she shall look solely to the assets of the Trust for the payment of any benefit under the Plan.

     23.4 No Enlargement of Employment Rights. Nothing appearing in or done pursuant to the Plan shall be construed (a) to give any person a legal or equitable right or interest in the assets of the Trust or distribution therefrom, nor against the Employer, except as expressly provided herein or (b) to create or modify any contract of employment between the Employer and any Employee or obligate the Employer to continue the services of any Employee.

     23.5 Written Orders. In taking or omitting to take any action under this Plan, the Trustee may conclusively rely upon and shall be protected in acting upon any written orders from or determinations by the Employer or the Administrator as appropriate, or upon any other notices, requests, consents, certificates or other instruments or papers believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action.

     23.6 No Release from Liability. Nothing in the Plan shall relieve any person from liability for any responsibility under Part 4 of Title I of the Act. Subject thereto, neither the Trustee, the Loan Trustee, or the Administrator nor any other person shall have any liability under the Plan, except as a result of negligence or willful misconduct, and in any event the Employer shall fully indemnify and save harmless all persons from any liability except that resulting from their negligence or willful misconduct.

     23.7 Discretionary Actions. Any discretionary action, including the granting of a loan pursuant to Section 10 hereof, to be taken by the Employer or the Administrator under this Plan shall be non-discriminatory in nature and all Employees similarly situated shall be treated in a uniform manner.

     23.8 Headings. Headings herein are primarily for convenience of reference, and if they conflict with the text, the text shall control.

     23.9 Applicable Law. This Plan shall, to the extent state law is applicable, be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state in which (a) if the Trustee is a corporation, the Trustee has its principal place of business; (b) if the Trustee is an individual, the Trustee resides; or (c) if the Trustee is individuals, where a majority of the individuals serving as Trustees reside. The Employer's execution of the Adoption Agreement may be acknowledged where required by applicable law.

     23.10 No Reversion. Notwithstanding any other contrary provision of the Plan, but subject nevertheless to Sections 5 and 16, no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or administrative expenses, shall be used for any purpose other than exclusive benefit of Employees or their Beneficiaries.

     23.11 Notices. The Employer will provide the notice to other interested parties contemplated under Code Section 7476 before requesting a determination by the Secretary of the Treasury or his or her delegate with respect to the qualification of the Plan.

     23.12 Conflict. In the event of any conflict between the provisions of this Plan and the terms of any contract or agreement issued thereunder or with respect thereto, the provisions of the Plan shall control.

SCUDDER
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This booklet is not to be used in connection
with the offering of any of the Scudder funds unless preceded or accompanied by the appropriate current prospectuses. Scudder
Fund Distributors, Inc. is the underwriter of the Scudder no-load mutual funds.

11-10-104 (C) Scudder Fund Distributors, Inc.